                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           HAVERTY FURNITURE COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                       HAVERTY FURNITURE COMPANIES, INC.
                        866 West Peachtree Street, N.W.
                          Atlanta, Georgia 30308-1123

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 30, 1999

TO THE STOCKHOLDERS:

    Notice is hereby given that the Annual Meeting of Stockholders of Haverty Furniture Companies, Inc., a Maryland corporation (the "Company"), will be held at 10:00 A.M., on Friday, April 30, 1999, at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, for the following purposes:

    - To elect thirteen directors for terms of one year and until their successors are elected and qualified, four of whom shall be elected by holders of Common Stock and nine of whom shall be elected by holders of Class A Common Stock.

    - To conduct such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 17, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at the meeting.

                                          By order of the Board of Directors

                                          /s/ Jenny Hill Parker

                                          Jenny Hill Parker
                                          Vice President,
                                          Secretary and Treasurer

Atlanta, Georgia
March 23, 1999

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

                       HAVERTY FURNITURE COMPANIES, INC.
                        866 West Peachtree Street, N.W.
                          Atlanta, Georgia 30308-1123

                         ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

    The enclosed proxy is being solicited by the Board of Directors of Haverty Furniture Companies, Inc., for use at the 1999 Annual Meeting of Stockholders to be held on April 30, 1999, and at any and all adjournments or postponements thereof (the "Annual Meeting"). All shares represented by duly furnished proxies will be voted in accordance with the instructions given therein.

    Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR each of the matters set forth in the Notice accompanying this proxy statement. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-voter relates; however, with respect to any proposal other than the election of directors, abstentions and broker non-votes would have the effect of a vote against the proposal. All costs of this solicitation will be borne by the Company. In addition to the U.S. mail, proxies may be solicited by officers and employees of the Company, without remuneration, by personal interviews, telephone and facsimile.

    Only stockholders of record at the close of business on March 17, 1999, are entitled to notice of, and to vote at, the meeting. The Annual Report to Stockholders, Notice of Annual Meeting of Stockholders, this Proxy Statement and form of Proxy were first mailed to stockholders of the Company on or about March 23, 1999.

                           OUTSTANDING CAPITAL STOCK

    As of the close of business on March 17, 1999, there were outstanding and entitled to vote at the 1999 Annual Meeting of Stockholders 8,635,228 shares of the Company's $1.00 par value Common Stock and 2,441,622 shares of the Company's $1.00 par value Class A Common Stock, the Company's only outstanding classes of voting securities.

    With respect to all stockholder matters, holders of Common Stock are entitled to one vote for each share held. With respect to the election of directors, holders of Class A Common Stock are entitled to one vote for each share held; on all other matters, holders of Class A Common Stock are entitled to ten votes for each share held.

    The holders of Common Stock and Class A Common Stock vote as separate classes in the election of directors. The holders of Common Stock are entitled to elect 25% of the member of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election; and holders of Class A Common Stock are entitled to elect 75% of the members of the Board of Directors, or the remaining number of directors standing for election. The Common Stock carries a dividend preference over the Class A Common Stock.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following information is provided with respect to all persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company's Common Stock and/or Class A Common Stock as of February 28, 1999. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.

                                                                                Class A
                                                            Common Stock     Common Stock
                                                            Beneficially     Beneficially
                                                              Owned and        Owned and
                   Name and Address of                         Percent          Percent
                    Beneficial Owner                          of Class         of Class
---------------------------------------------------------  ---------------  ---------------
Rawson Haverty...........................................         *              738,862(a)
  866 West Peachtree Street, N.W.                                                 30.26%
  Atlanta, Georgia 30308-1123

Clarence H. Ridley.......................................         *              217,683(b)
  191 Peachtree Street                                                             8.92%
  Atlanta, Georgia 30303

Mrs. Betty Haverty Smith.................................         *              266,815(c)
  158 West Wesley Road, N.W.                                                      10.93%
  Atlanta, Georgia 30305

Frank S. McGaughey, Jr. and Ridge Partners, L.P..........         *              204,255(d)
  3180 Lemons Ridge                                                                8.36%
  Atlanta, Georgia 30339

The Prudential Insurance Company of America..............       732,600(e)         *
  751 Broad Street                                                8.10%
  Newark, New Jersey 07102-3777

Dimensional Fund Advisors, Inc...........................       631,650(f)         *
  1299 Ocean Avenue-11(th) Floor                                  6.99%
  Santa Monica, California 90401

The Capital Group Companies, Inc.........................       545,000(g)         *
  333 South Hope Street                                           6.03%
  Los Angeles, California 90071

------------------------

*   Less than 5% of outstanding shares of class.

------------------------

(a) Of this amount, Mr. Haverty has shared voting and investment power with respect to 363,709 shares of which 143,375 shares are held in the Company's Retirement Plan and Trust.

(b) Of this amount, Mr. Ridley has sole investment and voting power with respect to 191,726 shares, shared voting and investment power with respect to 1,327 shares, and has sole voting power with respect to 24,630 shares.

(c) This amount includes 44,486 shares owned by Mrs. Smith's husband; Mrs. Smith has disclaimed beneficial ownership of such shares.

(d) The shares shown were reported to be held as of 5/14/98 by Frank S. McGaughey, Jr. and Ridge Partners, L.P. ("Ridge Partners") in a Schedule 13G filed with the Securities and Exchange Commission. Mr. McGaughey is the general partner of Ridge Partners and disclaims beneficial ownership of the shares beneficially owned by Ridge Partners, except to the extent of his partnership interest.

(e) The shares shown were reported to be held as of 12/31/98 by The Prudential Insurance Company of America ("Prudential") in a Schedule 13G filed with the Securities and Exchange Commission. Prudential (a mutual insurance company organized under the laws of the State of New Jersey) is an Insurance Company as defined in Section 3(a)(19) of the Securities Exchange Act of 1934 and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

(f) The shares shown were reported to be held beneficially as of 12/31/98 by Dimensional Fund Advisors, Inc. in a Schedule 13G filed with the Securities and Exchange Commission. Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts (these investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the shares shown in this schedule that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.

(g) The shares shown were reported to be held beneficially as of 12/31/98 by The Capital Group Companies, Inc. (a Parent Holding Company in accordance with
    Section 240.13d-1(b)(1)(ii)(G)), Capital Research and Management Company (an Investment Adviser registered under Section 203 of the Investment Advisor Act of 1940) and SMALLCAP World Fund, Inc. (an Investment Company registered under Section 8 of the Investment Company Act) in a joint filing of a
    Schedule 13G with the Securities and Exchange Commission. For purposes of the reporting requirements of the Securities Exchange Act of 1934, The Capital Group Companies, Inc., and Capital Research and Management Company, Inc. are deemed to be beneficial owners of such securities; however they expressly disclaim that they are, in fact, the beneficial owners of such securities. Capital Research and Management Company has sole dispositive power and SMALLCAP World Fund, Inc., has sole voting power with respect to the 545,000 shares shown.

    The following information is provided with respect to the number of shares of the Company's Common Stock and/or Class A Common Stock beneficially owned as of February 28, 1999, by (i) an executive officer who is not a director or nominee and is named in the Summary Compensation Table and (ii) all executive officers and directors as a group. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.

                                                                Class A
                                                             Common Stock     Common Stock
                                                             Beneficially     Beneficially
                                                               Owned and        Owned and
                    Name or Number of                           Percent          Percent
                     Persons in Group                          of Class         of Class
----------------------------------------------------------  ---------------  ---------------

Dennis L. Fink............................................        78,545(a)        --
                                                                   *

15 Executive Officers and Directors as a Group............       953,084(b)      1,129,429(c)
                                                                  10.54%            46.26%

------------------------

*   Less than 1% of outstanding shares of class.

------------------------

(a) This amount includes unexercised options to purchase 58,808 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1999.

(b) Of this amount, the persons included in this group have shared voting and investment power with respect to 140,855 shares (which includes 34,119 shares held in the Company's Retirement Plan and Trust) and shared voting power with respect to 145,064 shares which represent the shares held in the Company's 401(k) Plan. This amount also includes 311,769 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1999.

(c) Of this amount, the persons included in this group have shared voting and investment power with respect to 367,006 shares (which includes 143,375 shares held in the Company's Retirement Plan and Trust) and sole voting power with respect to 24,630 shares.

                   PROPOSALS 1 AND 2 -- ELECTION OF DIRECTORS

    The Company's Articles of Incorporation, as amended, provide for the Board of Directors to be elected annually, with stockholders of each of the two classes of common stock voting separately by class. The holders of Common Stock of the Company are entitled to elect 25% of the members of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election; and the holders of Class A Common Stock of the Company are entitled to elect 75% of the members of the Board of Directors, or the remaining number of directors standing for election.

    The Board of Directors has nominated thirteen persons for election as directors at the 1999 Annual Meeting of Stockholders, four of whom will be elected by the holders of Common Stock and nine of whom will be elected by the holders of Class A Common Stock.

    Unless otherwise instructed, it is intended that proxies will be voted FOR the election of the thirteen nominees named below. A plurality of all votes cast at the meeting by the holders of Class A Common Stock is sufficient for the election of the nine nominees standing for election by the holders of that class. A plurality of all votes cast at the meeting by the holders of Common Stock is sufficient for the election of the four nominees standing for election by the holders of that class.

    Based on information supplied by them, set forth below is certain information concerning the nominees for election by holders of Class A Common Stock and the nominees for election by holders of Common Stock. Unless otherwise indicated, the amounts shown represents the number of shares over which the person has sole voting and investment powers as of February 28, 1999. Ownership which is less than 1% of the total outstanding class is designated with an asterisk (*).

NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK

                                                                                 SECURITY OWNERSHIP
                                                                                AND PERCENT OF CLASS
                                                                              ------------------------
                                                                                             CLASS A
       NAME AND YEAR                                                            COMMON       COMMON
  FIRST BECAME A DIRECTOR        AGE             PRINCIPAL OCCUPATION            STOCK        STOCK
---------------------------      ---      ----------------------------------  -----------  -----------
Rawson Haverty (a)                   78   Chairman of the Board of Company       244,872(b)    738,862(c)
  1947                                    since 1984; President (1955-1984)        2.71%       30.26%
                                          and Chief Executive Officer
                                          (1955-1990)

Clarence H. Ridley (d)               56   Partner of King & Spalding,             20,178(e)    217,683(f)
  1979                                    Attorneys, since 1977                    *            8.92%

Fred J. Bates                        63   Regional Manager and General            45,778(g)     39,823
  1981                                    Manager of Company's Dallas,             *            1.63%
                                          Texas, operations since 1979

John E. Slater, Jr.                  64   President and Chief Executive           95,425(h)      3,708(i)
  1983                                    Officer of Company since 1994;           1.06%        *
                                          Executive Vice President
                                          (1993-1994) and Chief Operating
                                          Officer (1992-1994); Senior Vice
                                          President (1987-1993)

Lynn H. Johnston                     68   Retired; Chairman of the Board of       30,161(j)        300
  1986                                    ING America Life Corporation             *            *
                                          (1983-1994); Chairman of the Board
                                          and Chief Executive Officer of
                                          Life Insurance Company of Georgia
                                          (1983-1994)

Clarence H. Smith (k)                48   Senior Vice President and General       47,916(l)     39,201(m)
  1989                                    Manager, Stores, of Company since        *            1.61%
                                          1996; Vice President, Operations
                                          and Development (1994-1996); Vice
                                          President (1984-1994); Regional
                                          Manager and General Manager of
                                          Company's Atlanta, Georgia,
                                          operations (1986-1994)

Rawson Haverty, Jr. (n)              42   Senior Vice President, Real Estate      61,559(o)     77,837(p)
  1992                                    and Development of Company since         *            3.19%
                                          1998; Vice President, Real Estate
                                          and Insurance Divisions
                                          (1992-1998)

Frank S. McGaughey, III              50   Partner of Powell, Goldstein,          166,925(q)     --
  1995                                    Frazer & Murphy, Attorneys, since        1.85%
                                          1980

M. Tony Wilkerson                    53   Senior Vice President, Marketing        44,738(r)        315(s)
                                          of Company since 1994; Vice              *            *
                                          President, Merchandising
                                          (1990-1994); Regional Manager
                                          Western Region operations
                                          (1990-1992)

------------------------------

(a) Rawson Haverty is the father of Rawson Haverty, Jr., and uncle of Clarence
    H. Ridley and Clarence H. Smith.

(b) Of this amount, Mr. Haverty has shared voting and investment power with respect to 112,427 shares of which 34, 119 shares are held in the Company's Retirement Plan and Trust. The shares shown also include 62,500 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1999.

(c) Of this amount, Mr. Haverty has shared voting and investment power with respect to 363,709 shares of which 143,375 shares are held in the Company's Retirement Plan and Trust.

(d) Mr. Ridley is the nephew of Rawson Haverty and first cousin of Clarence H. Smith and Rawson Haverty, Jr.

(e) Of this amount, Mr. Ridley has shared voting and investment power with respect to 1,327 shares. This amount also includes unexercised options to purchase 15,000 shares.

(f) Of this amount, Mr. Ridley has shared voting and investment power with respect to 1,327 shares and sole voting power with respect to 24,630 shares.

(g) This amount includes 2,500 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1999.

(h) Of this amount, Mr. Slater has shared voting and investment power with respect to 25,401 shares. The shares shown include 21,739 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1999.

(i) Of this amount, Mr. Slater has shared voting and investment power with respect to 150 shares.

(j) This amount includes unexercised options to purchase 15,000 shares.

(k) Clarence H. Smith is the nephew of Rawson Haverty and first cousin of Clarence H. Ridley and Rawson Haverty, Jr.

(l) Of this amount, Mr. Smith has shared voting and investment power with respect to 1,700 shares. The shares shown include 16,000 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1999.

(m) Of this amount, Mr. Smith has shared voting and investment power with respect to 725 shares.

(n) Rawson Haverty, Jr., is the son of Rawson Haverty and first cousin of Clarence H. Ridley and Clarence H. Smith.

(o) This amount includes 46,000 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1999.

(p) Of this amount, Mr. Haverty has shared voting and investment power with respect to 975 shares.

(q) Of this amount, in his capacity as Chairman of the Employee Benefits and Stock Option Committee, Mr. McGaughey has voting power with respect to 145,064 shares held in the Company's 401(k) Plan and Trust. This amount also includes unexercised options to purchase 12,000 shares.

(r) This amount includes 1,578 shares which may be acquired upon the exercise of options which are presently exercisable or which will be come exercisable on or before April 30, 1999.

(s) Of this amount, Mr. Wilkerson has shared voting and investment power with respect to 120 shares.

NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK

                                                                                  SECURITY OWNERSHIP
                                                                                 AND PERCENT OF CLASS
                                                                               ------------------------
                                                                                              CLASS A
       NAME AND YEAR                                                             COMMON       COMMON
  FIRST BECAME A DIRECTOR        AGE             PRINCIPAL OCCUPATION             STOCK        STOCK
---------------------------      ---      -----------------------------------  -----------  -----------
Robert R. Woodson (a)                66   Retired; Chairman of the Board of        38,932(b)      9,000
  1987                                    John H. Harland Company                   *            *
                                          (1992-1997); President (1984-1995);
                                          Chief Executive Officer (1990-1995)

Phillip Humann (c)                   53   Chairman of the Board, President,        27,823(d)     --
  1992                                    and Chief Executive Officer,              *
                                          SunTrust Banks, Inc. since 1998;
                                          President since 1991

John T. Glover (e)                   51   President, Post Properties, Inc.,         9,224(f)     --
  1996                                    since 1984                                *

Mylle B. Mangum (g)                  50   Senior Vice President, Expense           --           --
                                          Management and Strategic Planning,
                                          Carlson Wagonlit Travel since 1997;
                                          Executive Vice President, Strategic
                                          Management, member of Board of
                                          Directors and Executive Committee,
                                          Holiday Inn Worldwide (1992-1997)

------------------------

(a) Mr. Woodson is a director of Allied Holdings, Inc., and John H. Harland Company.

(b) This amount includes unexercised options to purchase 15,000 shares.

(c) Mr. Humann is a director of Coca-Cola Enterprises, Inc., Equifax, Inc., and SunTrust Banks, Inc.

(d) This amount includes unexercised options to purchase 15,000 shares.

(e) Mr. Glover is a director of SunTrust Banks of Georgia, Inc. (a wholly owned subsidiary of SunTrust Banks, Inc.) and Post Properties, Inc.

(f) This amount includes unexercised options to purchase 9,000 shares.

(g) Ms. Mangum is a director of Scientific Atlanta, Inc., Reynolds Metals Company and
    Payless ShoeSource, Inc.

BOARD COMMITTEES AND ATTENDANCE

    The Company has a standing Audit Committee composed of John T. Glover, Chairman, Robert R. Woodson and Frank S. McGaughey, III. The Audit Committee, which held two meetings during fiscal 1998, performs the following functions: recommends independent certified public accountants to be engaged as auditors of the Company; approves the fees of the Company's auditors; reviews with the independent auditors the plan and results of the auditing engagement; reviews the scope and results of the Company's procedures for internal auditing; and reviews the adequacy of the Company's system of internal accounting controls.

    The Executive Committee is composed of Rawson Haverty, Chairman, Clarence H. Ridley, L. Phillip Humann, Lynn H. Johnston and John E. Slater, Jr. The Executive Committee held five meetings during fiscal 1998.

    The Company has no standing compensation committee; however, the Executive Committee determines salary and bonus arrangements for certain personnel, including the executive officers. See "Report of Executive Committee on Executive Compensation."

    The Company has an Employee Benefits and Stock Option Committee (the "Benefits and Option" Committee), composed of non-employee directors appointed by the Board, which functions include the administering of the Company's qualified and non-qualified stock option plans and the employee stock purchase plan. Present members of the Benefits and Option Committee are Frank S. McGaughey, III, Chairman, John T. Glover and Lynn H. Johnston. The Benefits and Option Committee also serves as Administrator for all formal employee benefit plans of the Company and oversees and gives guidance for all other employee benefit programs and policies of the Company. The Benefits and Option Committee held one meeting during fiscal 1998.

    The Company has no standing nominating or other standing committee performing similar functions.

    The Board of Directors held a total of four meetings during fiscal 1998. Each incumbent director attended at least 75% of the aggregate of all meetings held by the Board of Directors and by committees of the Board on which the director served during the director's period of service.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Class A Common Stock or Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Class A Common Stock or Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended December 31, 1998, the Company's officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

                             EXECUTIVE COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated officers of the Company (determined as of the end of the last fiscal year) (hereinafter referred to as the "Named Executive Officers") for the fiscal years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG TERM
                                                                                                      COMPENSATION
                                                                                                     ---------------
                                                                       ANNUAL COMPENSATION               AWARDS
                                                              -------------------------------------  ---------------
                                                                                         OTHER         SECURITIES
                                                                                        ANNUAL         UNDERLYING
                    NAME AND                                   SALARY      BONUS     COMPENSATION        OPTIONS
               PRINCIPAL POSITION                    YEAR        ($)      ($)(A)        ($)(B)             (#)
-------------------------------------------------  ---------  ---------  ---------  ---------------  ---------------
John E. Slater, Jr...............................       1998    275,000    300,000         3,000           10,000
  President and Chief Executive Officer (since          1997    225,000    275,000         3,000           50,000
  4/1/94)                                               1996    225,000    230,000         3,000           25,000

Dennis L. Fink...................................       1998    200,000    175,000            --           10,000
  Executive Vice President and Chief Financial          1997    180,000    150,000            --           25,000
  Officer                                               1996    180,000    105,000            --           15,000

M. Tony Wilkerson................................       1998    180,000    140,000            --            8,000
  Senior Vice President, Marketing                      1997    150,000    120,000            --           20,000
                                                        1996    150,000     95,000            --           25,000

Clarence H. Smith................................       1998    180,000    140,000            --            8,000
  Senior Vice President and General Manager,            1997    150,000    120,000         3,000           20,000
  Stores                                                1996    140,000     95,000         3,000           10,000

Rawson Haverty, Jr...............................       1998    150,000    120,000         3,000            8,000
  Vice President, Real Estate and Insurance             1997    120,000    100,000         3,000           20,000
  Divisions                                             1996    115,000     85,000         3,000           10,000


                                                         ALL
                                                        OTHER
                    NAME AND                        COMPENSATION
               PRINCIPAL POSITION                      ($)(C)
-------------------------------------------------  ---------------
John E. Slater, Jr...............................         3,200
  President and Chief Executive Officer (since            3,000
  4/1/94)                                                 3,000
Dennis L. Fink...................................         3,200
  Executive Vice President and Chief Financial            3,000
  Officer                                                 3,000
M. Tony Wilkerson................................         3,200
  Senior Vice President, Marketing                        3,000
                                                          3,000
Clarence H. Smith................................         3,200
  Senior Vice President and General Manager,              3,000
  Stores                                                  3,000
Rawson Haverty, Jr...............................         3,200
  Vice President, Real Estate and Insurance               3,000
  Divisions                                               3,000

--------------------------

(a) The amount shown represents the total bonus awarded to the Named Executive Officer and deferred under the Havertys Top Hat Mutual Fund Option Plan (see Mutual Fund Option Plan).

(b) The amounts shown represent the annual retainer fees paid to those named Executive Officers who are also directors for their services on the Company's Board of Directors. One-half of the amount shown was paid in shares of the Company's Common Stock equal to one-half of the annual retainer fee as required by the Directors' Compensation Plan adopted by the Board of Directors and approved by stockholders in 1996.

(b) The amounts shown represent Company contributions to the account of the Named Executive Officer pursuant to the Company's 401(k) Plan.

STOCK OPTION PLANS

    The following table provides certain information concerning individual grants of stock options made under the Company's 1998 Stock Option Plan during the fiscal year ended December 31, 1998, to each of the Named Executive
Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                           ALTERNATIVE
                                                                                                           GRANT DATE
                                                                 INDIVIDUAL GRANTS                          VALUE(B)
                                             ----------------------------------------------------------  ---------------
                                                             % OF TOTAL                                    GRANT DATE
                                               NUMBER OF       OPTIONS                                    PRESENT VALUE
                                              SECURITIES     GRANTED TO                                   (USING BLACK-
                                              UNDERLYING      EMPLOYEES      EXERCISE OR                 SCHOLES OPTION
                                                OPTIONS       IN FISCAL      BASE PRICE     EXPIRATION   PRICING MODEL)
NAME                                         GRANTED(#)(A)      YEAR        ($ PER SHARE)      DATE            ($)
-------------------------------------------  -------------  -------------  ---------------  -----------  ---------------
John E. Slater, Jr.........................       10,000           3.6%           20.25       12-16-08         68,700

Dennis L. Fink.............................       10,000           3.6%           20.25       12-16-08         68,700

M. Tony Wilkerson..........................        8,000           2.9%           20.25       12-16-08         54,960

Clarence H. Smith..........................        8,000           2.9%           20.25       12-16-08         54,960

Rawson Haverty, Jr.........................        8,000           2.9%           20.25       12-16-08         54,960

------------------------

(a) These options vest in annual increments of 25% beginning October 21, 1999, except for those issued to Mr. Slater which vest 100% on October 21, 1999 due to the acceleration of vesting such that on the annual vesting date prior to optionees reaching age 65, any remaining options are fully vested.

(b) These amounts are the result of calculations based upon the Black-Scholes pricing model. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this column will be achieved or if achieved, will exist at the time of any option exercise.

    Assumptions Used for Black-Scholes Model:

Grant Date.....................   12/16/98  Contractual Term (Years):               10
Risk-Free Rate (i):............       4.8%  Expected Life (Years):                   6
Exercise Price:................  $   20.25  Dividend Yield:                       2.0%
Share Price on Grant Date:.....  $   20.25  Black-Scholes Option Value:      $    6.87
Volatility (ii):...............      34.6%

       (i) Based on US Stripped Treasury Securities with similar maturities to the expected life of the option term.

       (ii) Based on 282 consecutive beginning-of-week stock prices.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table provides certain information concerning the exercise of stock options during the fiscal year ended December 31, 1998, by the Named Executive Officers and the fiscal year end value of unexercised options held by such persons under the Company's 1988 Incentive Stock Option Plan, 1993 Non-Qualified Stock Option Plan and 1998 Stock Option Plan:

                                      OPTIONS EXERCISED IN                    ALL OUTSTANDING OPTIONS
                                              1998            --------------------------------------------------------
                                    ------------------------      NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                       SHARES        VALUE       UNDERLYING UNEXERCISED              IN-THE-
                                     ACQUIRED ON   REALIZED        OPTIONS AT FISCAL         MONEY OPTIONS AT FISCAL
NAME                                EXERCISE (#)      ($)             YEAR END (#)               YEAR END ($) (A)
----------------------------------  -------------  ---------  ----------------------------  --------------------------
                                                               EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                                              -------------  -------------  -----------  -------------
John E. Slater, Jr................       90,700      657,234       57,592         41,658       496,450        232,987

Dennis L. Fink....................       44,500      248,406       46,000         22,000       392,625        108,375

M. Tony Wilkerson.................       64,377      555,287           --         30,623            --        195,076

Clarence H. Smith.................       36,000      264,432       16,000         22,000       131,375        108,375

Rawson Haverty, Jr................       15,000      106,875           --         30,623            --        195,076

------------------------

    (a) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at year end and the exercise price of the options.

RETIREMENT PLAN

    The Company maintains a tax-qualified, non-contributory defined benefit retirement plan (the "Retirement Plan"). All employees of the Company are eligible to participate upon completion of one year of service and reaching age
21. Officers are eligible to participate in the Retirement Plan, but directors are not eligible unless they are also full-time employees. Annual contributions to the Retirement Plan are made in amounts determined by the Retirement Plan's actuaries to be sufficient to fund the benefits to be paid and to meet regulatory requirements.

    The Retirement Plan provides for the payment of fixed monthly benefits upon an employee's normal retirement at age 65. Benefits may also be paid upon early retirement as provided in the Retirement Plan. Benefits upon retirement are based upon years of service (up to a maximum of 40 years for calculating such benefits) and final average earnings. "Final average earnings" means the average annual earnings for the five consecutive year in which a participant had the highest earnings during the last ten years of employment. Compensation for purposes of computing annual benefits under the Retirement Plan includes basic salary, wages, overtime pay, bonuses, commissions, amounts contributed to the 401(k) plan by the employee and other direct compensation included in the IRS Form W-2.

    The table below illustrates the estimated annual benefits payable upon retirement under the Retirement Plan to persons in specified years of service and compensation categories. The benefits shown are straight-life annuities and are based upon an assumed retirement during 1999. The compensation amounts shown are compensation in the final year of employment.

For purposes of determining final average earnings, a 5% per year increase in earnings was used for prior years.

                                                                      YEARS OF SERVICE
1998                                       ----------------------------------------------------------------------
COMPENSATION                                  15          20          25          30          35      40 OR MORE
-----------------------------------------  ---------  ----------  ----------  ----------  ----------  -----------
$ 50,000.................................  $   5,021  $    6,695  $    8,369  $   10,043  $   11,716   $  13,390
  100,000................................     12,522      16,696      20,870      25,044      29,218      33,392
  150,000................................     20,023      26,697      33,372      40,046      46,720      53,395
  200,000*...............................     27,524      36,698      45,873      55,048      64,222      73,397
  250,000*...............................     35,025      46,699      58,374      70,049      81,724      93,399
  300,000*...............................     42,525      56,701      70,876      85,051      99,226     113,401
  350,000*...............................     50,026      66,702      83,377     100,052     116,728     133,403*
  400,000*...............................     57,527      76,703      95,878     115,054     134,230*    153,405*
  450,000*...............................     65,028      86,704     108,380     130,056*    151,732*    173,408*
  500,000*...............................     72,529      96,705     120,881     145,057*    169,234*    193,410*
  550,000*...............................     80,029     106,706     133,382*    160,059*    186,735*    213,412*

------------------------

* Under existing federal laws, earnings used to calculate benefits under the Retirement Plan may not exceed $160,000 for 1998 and 1999. Also, annual benefits under the Retirement Plan may not exceed $130,000 for 1998 and 1999, regardless of the benefit amount otherwise produced by the Retirement Plan formula. These limits are subject to future adjustments for cost of living increases. Annual benefits in the above table do not reflect either of these limits, and are in addition to any amounts payable from Social Security.

    The years of service accrued to the Named Executive Officers are as follows:

                                                                             YEARS OF SERVICE
                                                                                  ACCRUED
EMPLOYEE                                                                      AS OF 12/31/98
----------------------------------------------------------------------  ---------------------------
John E. Slater, Jr....................................................                  42
Dennis L. Fink........................................................                   6
M. Tony Wilkerson.....................................................                  22
Clarence H. Smith.....................................................                  25
Rawson Haverty, Jr....................................................                  15

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    On November 3, 1995, the Board of Directors adopted a non-qualified Supplemental Executive Retirement Plan (the "Plan"), effective January 1, 1996, for the benefit of those employees whose retirement benefits would otherwise be reduced by the limitation imposed by federal pension law and I.R.S. regulations on the amount of compensation that may be taken into account in computing benefits under a defined benefit retirement plan. Federal pension law and I.R.S. regulations currently prohibit providing benefits on annual compensation above $160,000 for 1998 and 1999. Under the provisions of the 1996 Supplemental Plan, participation in the Plan will be automatic for any employee who has pay that cannot be included in computing benefits under the Company's defined benefit Retirement Plan because it exceeds the I.R.S. limit; however, the total amount of annual retirement benefits that may be paid to an eligible participant in the Plan from all sources (Retirement Plan, Social Security and the 1996 Supplemental Plan) may not exceed $125,000. [See "Retirement Plan" (p. 12) for information on the amount of benefits which the Named Executive Officers are eligible to receive upon retirement.]

MUTUAL FUND OPTION PLAN

    On January 15, 1999, the Board of Directors adopted the Havertys Top Hat Mutual Fund Option Plan ("the Plan"). The Plan covers certain executives and employees as designated by the Executive Committee of the Board of Directors. The Plan is designed to accumulate retirement funds for selected employees, including the executive officers. The Plan allows participants to defer up to 100% of their bonus compensation in exchange for an option to buy selected mutual funds at a discount equal to the bonus he or she would have otherwise received. The Plan required participants to defer 100% of their 1998 awarded bonus compensation. Future bonuses may be deferred, all or in part, by advance election by covered employees. The Plan is administered by the Company.

AGREEMENTS WITH EXECUTIVES REGARDING CHANGE IN CONTROL

    On February 7, 1997, the Board of Directors approved an agreement (the "Agreement" or "Agreements") between the Company and certain executive officers of the Company, including each of the Named Executive Officers. These Agreements provide for certain cash payments and continuation of benefits in the event of a Change in Control or Potential Change in Control of the Company, as defined in the Agreement. Generally, a "Change in Control" shall be deemed to have occurred if (i) any person becomes a beneficial owner of 20% or more of the combined voting power of the Company's outstanding securities (other than Rawson Haverty, Mrs. Betty Haverty Smith, Clarence H. Ridley, John Rhodes Haverty, M.D., and Frank S. McGaughey, Jr., and their spouses, lineal descendants, heirs, administrators or representatives), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director approved by two-thirds of the directors then in office cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or statutory share exchange with any other corporation (other than a transaction which results in the Company's outstanding voting securities prior thereto continuing to represent at least 75% of the combined voting power of the Company's outstanding securities, or a transaction in which no person acquires more than 50% of the combined voting power of the Company's outstanding securities), or (iv) the shareholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company's assets. Messrs. John E. Slater, Jr., Dennis L. Fink, M. Tony Wilkerson and Clarence H. Smith have entered into agreements providing for the following:

    Upon termination of the Executive's employment following a Change in Control and during the term of the Agreement, unless termination is for cause, by reason of death, disability or retirement, or by the Executive without "Good Reason" as defined in the Agreement, or if termination occurs prior to a Change in Control but following a Potential Change in Control in which the Company has entered into an agreement the consummation of which will constitute a Change in Control, the Company will:

    (a) pay to the Executive a lump sum severance payment in cash equal to the sum of (1) the higher of two times the Executive's annual base salary in effect immediately prior to the event upon which the notice of termination is based or two times the average of the Executive's annual base salary for the three years immediately prior to the event upon which the notice of termination is based, and (2) the higher of two times the amount paid to the Executive as an annual discretionary bonus in the year preceding the year in which the date of termination occurs or two times the average amount paid in the three years preceding that in which the date of termination occurs;

    (b) pay to the Executive a lump sum amount in cash equal to the sum of any annual discretionary bonus which has been allocated or awarded to the Executive for a complete fiscal year preceding the date of termination but has not yet been paid and a pro rata portion of an annual discretionary bonus for the fiscal year in which the date of termination occurs (based upon the discretionary bonus paid or awarded in the most recently completed fiscal year);

    (c) at the option of the Executive, repurchase of all options held by the Executive for a lump sum amount in cash equal to the product of the spread (the value of one share of stock less the per share exercise price) times the number of shares covered by each option. The value of the stock for purposes of determining the spread shall be the higher of the current market value per share or the highest per share price paid for shares within the six months preceding or after any Change in Control;

    (d) for 24 months after the date of termination, arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the notice of termination.

    In addition, following a Change in Control and during the term of the Agreement, during any period that the Executive fails to perform full-time duties as a result of incapacity due to physical or mental illness, the Company will pay the Executive's full salary together with all compensation and benefits payable to the Executive until the Executive's employment is terminated by the Company for disability. If the Executive's employment is terminated for any reason following a Change in Control and during the term of the Agreement, the Company will pay the Executive's full salary through the date of termination together with all compensation and benefits payable through the date of termination, and will pay the Executive's normal post-termination compensation and benefits as such payments become due in accordance with the Company's retirement, insurance and other compensation or benefit plans or programs.

    Rawson Haverty, Jr., has also entered into an Agreement with the Company on identical terms and conditions described above, except that the severance payments with respect to annual base salary and bonus shall be with respect to one year's base salary and one year's annual bonus (or the average of the annual salary and the annual bonus over the previous three years, whichever is higher) as opposed to twice such amounts, and post-termination insurance benefits shall be provided for 12 months after termination as opposed to 24 months.

    The Company may reduce payments under any Agreement in accordance with provisions of the Agreement in order to insure that the total payments to an Executive will be deductible pursuant to Section 280G of the Internal Revenue Code of 1986, as amended. The term of each Agreement commenced on January 1, 1997, and will continue in effect through December 31, 1997, renewing on January 1, 1998, and each January 1 thereafter for a period of one year unless earlier terminated under the Agreement or in the event a Change of

Control occurs prior to such January 1. If a Change in Control occurs during the term of the Agreement, the Agreement will continue in effect for a period of not less than 36 months beyond the month in which the Change in Control occurred.

COMPENSATION OF DIRECTORS

    Annual retainer fees to directors, paid semi-annually each year on May 1 and November 1, total $3,000 for employee directors and $15,000 for non-employee directors. Pursuant to the Directors' Compensation Plan adopted by the Board of Directors and approved by stockholders in 1996, the semi-annual portion of the annual retainer fee to be paid on May 1 each year shall be paid in shares of the Company's $1 par value Common Stock equal to the fair market value of such stock at the close of the market on that day. At the election of the director, the remaining portion of the annual retainer fee may be paid in shares of Common Stock. In addition to the annual retainer, each non-employee director receives a fee of $600 for attendance at each Board meeting and each meeting of a Board committee on which he serves, except that a non-employee director who serves as chairman of a Board committee receives $700 for attendance at each meeting of the committee which he chairs.

    The Company maintains a Directors' Deferred Compensation Plan that permits all directors who choose participation in the Plan to defer to a future date receipt of payment of retainer fees and/or meeting fees (meeting fees being applicable only to non-employee directors) which would otherwise be paid in cash or in shares of Common Stock for their services as directors and members of committees of the Board of Directors. Under the Plan, such deferred fees (to be accrued in a director's account in the form of an equivalent number of shares of Common Stock and/or cash), plus accrued interest (at a rate determined annually by the Executive Committee in accordance with the Plan), shall be distributed in the future to a director in one lump sum or in no more than ten equal annual installments on the date or dates that had been pre-determined and elected by such director upon his initial election to participate in the Plan, or in accordance with the terms of the Plan. Five directors will participate in the Plan in 1999.

    Pursuant to an automatic grant provision under the Company's 1993 Non-Qualified Stock Option Plan, the Plan authorizes that each non-employee director of the Company be granted, on a pre-determined date annually, an option to purchase 3,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of such stock on the date of grant. On October 31, 1998, options were granted to the then six non-employee directors of the Company covering an aggregate of 18,000 shares of Common Stock at an exercise price per share of $18.875. Such options were granted to John T. Glover, L. Phillip Humann, Lynn H. Johnston, Frank S. McGaughey, III, Clarence H. Ridley and Robert
R. Woodson.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND
  INSIDER PARTICIPATION IN COMPENSATION DECISIONS

    Although the Company does not have a Compensation Committee of the Board of Directors, the Executive Committee has performed the function of determining executive officer compensation. During the fiscal year ended December 31, 1998, the Executive Committee was comprised of five members: Rawson Haverty, Chairman of the Board; John E. Slater, Jr., President and Chief Executive Officer, Clarence H. Ridley, L. Phillip Humann, and Lynn H. Johnston.

    L. Phillip Humann, a director the Company and a member of the Executive Committee of the Board of Directors, is Chairman of the Board of Directors, President, and Chief Executive Officer of SunTrust Banks, Inc. SunTrust Banks, Inc. and its subsidiaries provide commercial banking, trust and transfer agent services to the Company on terms comparable to other customers similarly situated. As of December 31, 1998, the Company's indebtedness to SunTrust Banks, Inc. totaled $48 million.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions" above, which describes certain business relationships between the Company and certain of its directors.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT IN, WHOLE OR IN PART, THE FOLLOWING REPORT OF EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION AND THE STOCKHOLDER RETURN PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

            REPORT OF EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION

    The Company has no standing compensation committee; however, the Executive Committee of the Board of Directors determines salary and bonus arrangements for all executive officers of the Company, including the Chief Executive Officer. The Executive Committee is composed of Rawson Haverty, Chairman of the Board, John E. Slater, Jr., President and Chief Executive Officer, Clarence H. Ridley,
L. Phillip Humann, and Lynn H. Johnston.

    The Executive Committee (the "Committee") reviews and approves the proposed compensation of the Company's Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Committee reviews all awards made to executives under the Company's stock plans and its other incentive compensation plans.

    Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's executives with those of its stockholders. The objectives of the Company's compensation program are to:

    - Support the achievement of the Company's strategic operating objectives;

    - Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance;

    - Align the executives' financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e., payout that is dependent upon Company and individual performance); and

    - Provide a strategic balance among short, medium and long-term compensation such that it encourages a balanced perspective on the part of the executive between short-term profit goals and long-term value creation.

    The Company's executive compensation program consists of base salary, annual cash incentive compensation in the form of performance bonuses, long-term incentive compensation in the form of stock options, supplemental executive benefits and various other benefits, including life and medical insurance plans.

    BASE SALARIES: It is the Committee's objective to maintain base salaries that are reflective of the financial performance of the Company and the individual executive's experience, responsibility level and performance, and that are competitive with the salary levels offered to executives sought out by other companies engaged in the same or similar lines of business with revenues in a range comparable to those of the Company and companies of similar size and complexity of operations. The Committee intends to monitor the salaries of all corporate officers annually and to make any adjustments it deems necessary and appropriate.

    BONUSES: For fiscal 1998, the annual bonuses available to the Company's market area and regional managers and corporate executive officers were based upon quantitative measures of the Company's financial performance as measured by profits before bonuses, LIFO provision and income taxes ("corporate profits"). Market area and regional manager bonuses are based on a pre-set formula related to annual profits produced in such area or region. Bonus amounts for executive officers, department heads and other key persons are based on the profits of the Company and assessment of individual contribution. These bonuses are determined subjectively by the Executive Committee.

    Total bonuses earned for fiscal year 1998 by 78 individuals amounted to $3,225,000, an increase of $625,000, or 24%, as compared to the 1997 bonuses. Of this amount 27.1% was earned by the five officers holding the five most highly compensated positions during fiscal year 1998.

    In 1996, corporate profits decreased 1.6% from the prior year and net income of the company increased .5%; while total bonuses paid increased 2.6% compared to the prior year. In 1997, corporate profits increased 7.9% from the prior year, and net income of the Company increased 9.3%, as compared to an overall increase in bonuses of 3.8%. In 1998, corporate profits increased 23.8% from the prior year, and net income of the Company increased 25.8%, as compared to an overall increase in bonuses of 15.6%.

    EQUITY INCENTIVES: The Company's 1998 Stock Option Plan currently is the basis for the Company's long-term incentive plan for executives and key employees. The purpose of the 1998 Stock Option Plan is to promote the interests of the Company and its shareholders by providing officers and other employees (including directors who are employees) of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company.

    During fiscal year 1998, option awards were made to approximately 128 of the Company's employees covering an aggregate of 257,600 shares of Common Stock. All options were granted with an exercise price equal to the fair market value of the Company's Common Stock at the date of grant and have a term of ten years. The options become exercisable beginning up to ten months from the date of grant with annual vesting schedules based on the number of shares per individual grant. Grants of under 2,000 shares vest within one year; grants of 2,000 up to 5,000 shares vest ratably over two years; grants of 5,000 up to 10,000 shares vest 30%, 30% and 40% over three years; and grants of 10,000 or more shares vest ratably over four years. Additionally, vesting is accelerated such that on the annual vesting date prior to optionees reaching age 65, any remaining options are fully vested.

    CHIEF EXECUTIVE OFFICER: In setting the Chief Executive Officer's compensation, the Committee considers salary, bonus and stock options as discussed above. The principal burden of corporate management decisions is carried by a Management Committee that is appointed by the Chief Executive Officer and which is currently comprised of those officers holding the positions of Chief Executive Officer, Chief Financial Officer, Senior Vice President of Marketing, Senior Vice President and General Manager, Stores, Senior Vice President, Real Estate and Development, and Vice President, Advertising, with the Chairman of the Board serving in an advisory capacity; however, the Chief Executive Officer bears final responsibility for such management decisions.

    Traditionally, the compensation of the Chief Executive Officer and other executive officers has increased or decreased in relation to the profitability of the Company, as well as its market position and in light of competitive compensation levels. Based upon a review of available information on public companies as discussed above, the Executive Committee believes that the compensation of the Chief Executive Officer of the Company is comparable to the compensation of chief executive officers of other such companies.

    SECTION 162(M): To the extent readily determinable and as one of the factors in its consideration of the various components of executive compensation, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options and exercises under the mutual fund option plan) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances be able to limit executive compensation to that amount deductible under Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                    EXECUTIVE COMMITTEE, BOARD OF DIRECTORS

Rawson Haverty, Chairman                       L. Phillip Humann
Clarence H. Ridley                             Lynn H. Johnston
John E. Slater, Jr., President and CEO

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

    Since the Company's two classes of common stock began trading on the New York Stock Exchange during 1998 as opposed to previously being quoted on the Nasdaq Stock Market (National Market), a broader peer index which includes other listed stocks was selected for the primary performance graph presented in this proxy statement. The index selected is for NYSE/AMEX/Nasdaq Home Furnishings & Equipment Stores.

    In prior years, a peer index of only Nasdaq companies engaged in home furnishings and equipment retail sales was used. The new peer index, shown in the first graph below, includes the 35 active U.S. issues traded or quoted on the three markets as of December 31, 1998, which carry a Standard Industrial Classification (SIC) code of 5700-5799, defined as home furniture, furnishings and equipment stores. This group includes direct competitors of the Company, as well as several other large, successful retailers who sell electronics and other products for the home.

    The Nasdaq Home Furnishings & Equipment Stores Index previously used, as shown in the second graph below, is still an appropriate comparison; however, it now consists of only 24 active issues as compared to 30 active issues last year. Also, the index now consists of mostly smaller retailers and omits certain larger, more substantial competitors which are included in the new index.

    For this year's broad market index presented, the S&P Smallcap 600 was chosen since the Company's stock is no longer quoted on Nasdaq.

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock and Class A Common Stock against the cumulative total return of the NYSE/AMEX/Nasdaq Home Furnishings & Equipment Stores Index and the S&P Smallcap 600 Index for the period of five years commencing December 31, 1993, and ending December 31, 1998.

    The graph below assumes that the value of the investment in the Company's Common Stock or Class A Common Stock and each index was $100 on December 31, 1993, and that all dividends were reinvested.

                   COMPARISON OF FIVE YEAR TOTAL RETURN AMONG
                       HAVERTY FURNITURE COMPANIES, INC.
            NYSE/AMEX/NASDAQ HOME FURNISHINGS & EQUIPMENT STORES AND
                          THE S&P SMALLCAP 600 INDICES
  EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                         HAVERTY FURNITURE COMPANIES, INC.

                        NYSE/AMEX NASDAQ Home Furnishings & Equipment Stores and S&P Smallcap 600 Indices
                                                                           Haverty Furniture Cos., Inc. -
                                                                                             Common Stock
1993                                                                                              $100.00
1994                                                                                               $69.92
1995                                                                                               $84.71
1996                                                                                               $71.25
1997                                                                                               $85.72
1998                                                                                              $137.16



           Haverty Furniture Cos., Inc. -               NYSE/AMEX/NASDAQ Home      S&P Smallcap 600
                           Class A Common      Furnishings & Equipment Stores
1993                              $100.00                             $100.00               $100.00
1994                               $83.41                              $86.32                $95.23
1995                               $84.54                              $73.44               $123.78
1996                               $74.22                              $81.15               $150.14
1997                               $82.71                             $138.88               $188.56
1998                              $125.40                             $162.21               $186.10

    Set forth below is a line graph comparing, as in prior years, the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock and Class A Common Stock against the cumulative total return of the Nasdaq Home Furnishings & Equipment Stores Index and the Nasdaq U.S. Companies Index for the period of five years commencing December 31, 1993, and ending December 31, 1998.

    The Nasdaq Home Furnishings & Equipment Stores Index includes the 24 active Nasdaq U.S. issues as of December 31, 1998, which carry the Standard Industrial Classification (SIC) Code of 5700-5799, defined as home furniture, furnishings and equipment stores.

    The graph below assumes that the value of the investment in the Company's Common Stock or Class A Common Stock and each index was $100 on December 31, 1993, and that all dividends were reinvested.

                   COMPARISON OF FIVE YEAR TOTAL RETURN AMONG
                       HAVERTY FURNITURE COMPANIES, INC.
                 NASDAQ HOME FURNISHINGS & EQUIPMENT STORES AND
                         NASDAQ U.S. COMPANIES INDICES
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                    HAVERTY FURNITURE COMPANIES, INC.

                   Nasdaq Home Furnishings & Equipment Stores and Nasdaq U.S. Companies Indices
                                                                 Haverty Furniture Cos., Inc. -  Haverty Furniture Cos., Inc. -
                                                                                   Common Stock                  Class A Common
1993                                                                                    $100.00                         $100.00
1994                                                                                     $69.92                          $83.41
1995                                                                                     $84.71                          $84.54
1996                                                                                     $71.25                          $74.22
1997                                                                                     $85.72                          $82.71
1998                                                                                    $137.16                         $125.40



                                  Nasdaq Home      Nasdaq U.S. Companies
               Furnishings & Equipment Stores
1993                                  $100.00                    $100.00
1994                                   $76.05                     $97.75
1995                                   $60.59                    $138.25
1996                                   $52.03                    $170.02
1997                                   $52.17                    $208.30
1998                                   $78.24                    $293.52

    The Company is also presenting a ten-year performance graph in this proxy statement as an alternative benchmark. The beginning point for the five-year graph (December 31, 1993) coincided with the onset of an economic recovery cycle when retail and home furnishings stock were generally in favor. A longer term perspective is shown in the ten-year graph, which demonstrates this surge in performance. It also indicates that both the Company's stock as well as the peer group stock index have performed closer to the broader market S&P 600 Smallcap results for this time frame.

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock and Class A Common Stock against the cumulative total return of the NYSE/AMEX/Nasdaq Home Furnishings & Equipment Stores Index and the S&P 600 Smallcap Index for the period of ten years commencing December 31, 1988, and ending December 31, 1998.

    The graph below assumes that the value of the investment in the Company's Common Stock or Class A Common Stock and each index was $100 on December 31, 1988, and that all dividends were reinvested.

                   COMPARISON OF TEN YEAR TOTAL RETURN AMONG
                       HAVERTY FURNITURE COMPANIES, INC.
            NYSE/AMEX/NASDAQ HOME FURNISHINGS & EQUIPMENT STORES AND
                          THE S&P SMALLCAP 600 INDICES
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                         HAVERTY FURNITURE COMPANIES, INC.

                        NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores and S&P Smallcap 600 Indices
                                                                           Haverty Furniture Cos., Inc. -
                                                                                             Common Stock
1988                                                                                              $100.00
1989                                                                                               $94.00
1990                                                                                               $70.45
1991                                                                                              $105.94
1992                                                                                              $176.43
1993                                                                                              $270.83
1994                                                                                              $189.24
1995                                                                                              $229.28
1996                                                                                              $192.52
1997                                                                                              $234.70
1998                                                                                              $371.19



           Haverty Furniture Cos., Inc. -               NYSE/AMEX/NASDAQ Home      S&P Smallcap 600
                           Class A Common      Furnishings & Equipment Stores
1988                              $100.00                             $100.00               $100.00
1989                               $90.10                             $106.60               $113.89
1990                               $75.72                              $90.80                $85.91
1991                               $93.48                             $114.02               $129.05
1992                              $151.00                             $160.95               $156.21
1993                              $248.43                             $220.72               $185.56
1994                              $157.52                             $190.53               $176.70
1995                              $210.01                             $162.09               $229.63
1996                              $184.38                             $179.10               $278.59
1997                              $205.48                             $308.53               $349.87
1998                              $311.53                             $358.04               $345.30

                              INDEPENDENT AUDITORS

    Ernst & Young were the independent auditors for the Company during the year ended December 31, 1998. No representative of Ernst & Young will be present at the Annual Meeting. Although the Board of Directors has not yet selected independent auditors for the Company for the fiscal year ended December 31, 1999, it is expected that Ernst & Young will be chosen.

          AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

    The Company's Annual Report to Stockholders for the year ended December 31, 1998, which includes certain financial information about the Company, is being mailed together with this Proxy Statement to Stockholders. Additional copies of such Annual Report, along with copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission (exclusive of documents incorporated by reference), are available without charge to stockholders upon written request to Investor Relations, Haverty Furniture Companies, Inc., 866 West Peachtree Street, N.W., Atlanta, Georgia 30308-1123. These documents and other information may also be accessed from the Company's website - www.havertys.com.

                           PROPOSALS OF STOCKHOLDERS

    Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company, P. O. Box 54678, Civic Center Station, Atlanta, Georgia 30308-0678, no later than November 23, 1999, for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting.

    In connection with the Company's Annual Meeting of Shareholders to be held in 2000, if the Company does not receive notice of a matter or proposal to be considered by February 6, 2000, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is raised at the Annual Meeting.

                                 OTHER MATTERS

    At the date hereof, there are no other matters management intends to present or has reason to believe others will present to the meeting. If other matters come before this meeting, those who shall act as proxies will vote in accordance with their judgment.

                                          By Order of the Board of Directors

                                          /s/ Jenny Hill Parker

                                          Jenny Hill Parker
                                          Vice President,
                                          Secretary and Treasurer

March 23, 1999
Atlanta, Georgia

PROXY - SOLICITED BY BOARD OF DIRECTORS HAVERTY FURNITURE COMPANIES, INC. 1999 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder(s) in HAVERTY FURNITURE COMPANIES, INC., hereby appoints and constitutes JENNY H. PARKER and DENNIS L. FINK, or either of them, to act as lawful attorney and proxy of the undersigned, with the power of substitution for and in the name, place and stead of the undersigned, to vote at the annual meeting of stockholders of the Company to be held on April 30, 1999 at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, at 10:00 A.M., or any adjournment thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

PROPOSAL 1          1.         To elect nine directors of the Company for terms of one year, and until their successors are elected and qualified:
TO BE VOTED                    / / FOR all nominees listed (except as marked to the contrary) / / WITHHOLD AUTHORITY
ON ONLY BY                     to vote for all nominees listed
HOLDERS OF                     Rawson Haverty       John E. Slater,     Rawson Haverty, Jr.  Frank S. McGaughey, III
                                                    Jr.
CLASS A                        Lynn H. Johnston     Clarence H. Ridley  Clarence H. Smith    Fred J. Bates
COMMON STOCK

PROPOSAL 1
TO BE VOTED
ON ONLY BY
HOLDERS OF          M. Tony Wilkerson
CLASS A
COMMON STOCK


                    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
                    NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

                    -------------------------------------------------------------------------------------------
PROPOSAL 2          2.         To elect four directors of the Company for terms of one year, and until their successors are elected and qualified:
TO BE VOTED                    / / FOR all nominees listed (except as marked to the contrary) / / WITHHOLD
                               AUTHORITY To vote for all nominees listed
ON ONLY BY
HOLDERS OF                     Robert R. Woodson     L. Phillip Humann   John T. Glover  Mylle B. Mangum
COMMON STOCK
                    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
                    NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

                    -------------------------------------------------------------------------------------------
                    3.         In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment thereof.

                          (Continued on reverse side)

                          (Continued from other side)

PROXY - SOLICITED BY BOARD OF DIRECTORS      1999 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE PROPOSALS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

                                              Please date and sign exactly as
                                              name(s) appears on reverse side.
                                              When signing as an attorney,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation, please
                                              sign in full corporate name by
                                              President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person. For joint
                                              accounts, each joint owner should
                                              sign.
                                              __________________________________
                                              Signature
                                              __________________________________
                                              Signature
                                              Date _____________________________